Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901 Phone +1 612 766 7000 Fax +1 612 766 1600

November 12, 2026

Vylor Inc.

7100 NW 62nd Avenue

Johnston, Iowa 50131

Re: Registration Statement on Form S-3 of Vylor Inc.

Ladies and Gentlemen:

We have acted as counsel for Vylor Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), as an automatic shelf registration statement that will become effective upon filing pursuant to Rule 462(e) under the Securities Act. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed offer and sale from time to time, pursuant to Rule 415 of the rules and regulations under the Securities Act, of an indeterminate amount of the following securities of the Company: (i) debt securities of the Company, which may be senior debt securities or subordinated debt securities (the “Debt Securities”); (ii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (iii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), interests in which may be evidenced by depositary receipts, representing fractional shares of Preferred Stock (the “Depositary Shares”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) purchase contracts relating to the purchase and sale of Common Stock, Preferred Stock or Debt Securities (the “Purchase Contracts”); (vi) purchase units of the Company consisting of a Purchase Contract and an interest in Debt Securities, Preferred Stock or debt obligations of a third party, including U.S. Treasury securities (the “Purchase Units”); and (vii) rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts, and the Purchase Units, the “Securities”).

The Securities may be offered separately or together with other Securities, in one or more classes or series, and in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus constituting a part of the Registration Statement, and in the Registration Statement.

Any Common Stock will be issued under the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”).

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November 12, 2026

Any series of Preferred Stock is to be issued under the Certificate of Incorporation and a certificate of designation (a “Certificate of Designation”) to be approved by the Board of Directors of the Company (the “Board”) or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 151 of the General Corporation Law of the State of Delaware.

Any Debt Securities that are senior debt securities are to be issued under the senior indenture, dated as of August 31, 2026 (the “Senior Indenture”), between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Senior Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 31, 2026 (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of October 1, 2026 (the “Second Supplemental Indenture”), each between the Company and the Senior Trustee, and as may be further supplemented by one or more supplemental indentures thereto, which Senior Indenture is incorporated by reference as Exhibit 4.2 to the Registration Statement, and which supplemental indentures have been or will be filed as exhibits to and incorporated by reference into the Registration Statement.

Any Debt Securities that are subordinated debt securities are to be issued under a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) to be entered into between the Company, as issuer, and a trustee to be named (in such capacity, the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”), as supplemented by one or more a supplemental indentures thereto, the form of which Subordinated Indenture is filed as Exhibit 4.5 to the Registration Statement, and which executed Subordinated Indenture and any supplemental indentures thereto will be filed as exhibits to and incorporated by reference into the Registration Statement.

Any Depositary Shares are to be issued under one or more depositary agreements (including a form of depositary receipt evidencing the Depositary Shares) to be entered into by the Company, a depositary to be named by the Company (a “Depositary”), and the holders from time to time of depositary receipts evidencing Depositary Shares (the “Depositary Agreement”), which Depositary Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement.

Any Warrants are to be issued under one or more warrant agreements (including, if applicable, a form of warrant certificate evidencing the Warrants), to be entered into by the Company and a warrant agent or agents to be named by the Company (the “Warrant Agreement”), which Warrant Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement.

Any Purchase Contracts are to be issued under one or more purchase contract agreements (including, if applicable, a form of Purchase Contract), to be entered into by the Company and a purchase contract agent or agents to be named by the Company (the “Purchase Contract Agreement”), which Purchase Contract Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement.

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November 12, 2026

Any Purchase Units are to be issued under one or more purchase unit agreements (including, if applicable, a form of Purchase Unit), to be entered into by the Company and a purchase unit agent or agents to be named by the Company (the “Purchase Unit Agreement”), which Purchase Unit Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement.

Any Subscription Rights are to be issued under one or more rights agreements (including, if applicable, a form of subscription rights certificate evidencing the Subscription Rights), to be entered into by the Company and a rights agent or agents to be named by the Company (the “Subscription Rights Agreement”), which Subscription Rights Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement.

The Certificate of Incorporation, the Bylaws (as defined below), each Certificate of Designation, the Indentures, each supplemental indenture to the applicable Indenture, each Depositary Agreement, each Warrant Agreement, each Purchase Contract Agreement, each Purchase Unit Agreement, and each Subscription Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with the issuance of the Securities, the Board, a committee thereof or certain officers of the Company to whom such authority has been properly delegated by the Board will be required to, before the Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement in accordance with the terms of the applicable Governing Documents and within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities.

For purposes of this opinion, we have reviewed the Certificate of Incorporation, the Amended and Restated Bylaws of the Company (the “Bylaws”), the Registration Statement, the Senior Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the form of Subordinated Indenture, and the Corporate Proceedings that have occurred as of the date hereof. We have also examined originals, or duplicates or certified or conformed copies, of such corporate records and other documents, records, agreements, certificates and instruments, and have reviewed such authorities of law, as we have deemed necessary or appropriate as a basis for our opinions hereinafter set forth.

Based upon and subject to the foregoing and to the other qualifications, assumptions, exceptions and limitations stated herein, we are of the opinion that:

1. With respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings, (b) if applicable, the due authorization, execution and delivery by the Company and the applicable Trustee of a supplement to the applicable Indenture with respect to such Debt Securities and, in the case of Debt Securities to be issued under the Subordinated Indenture, the due authorization, execution and delivery of the Subordinated Indenture by the Company and the Subordinated Trustee, (c) the due authorization, execution and delivery by the

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Company of such Debt Securities, (d) the due authentication and delivery by the applicable Trustee of such Debt Securities pursuant to the applicable Indenture, and (e) in the case of Debt Securities issuable upon conversion, exercise or settlement of another Security, the issuance of such Debt Securities upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock (or in the case of Common Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such Common Stock), and (c) in the case of Common Stock issuable upon conversion, exercise or settlement of another Security, the issuance of such Common Stock upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation relating to such series of Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock (or in the case of Preferred Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such Preferred Stock), and (d) in the case of Preferred Stock issuable upon conversion, exercise or settlement of another Security, the issuance of such Preferred Stock upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to any Depositary Shares, upon (a) the due authorization, execution and delivery of a Depositary Agreement establishing the terms of such Depositary Shares, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of the Preferred Stock represented by such Depositary Shares, (c) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (d) the due execution of certificates representing such Preferred Stock, the delivery of such certificates to the Depositary for deposit in accordance with the terms of such Depositary Agreement, and the recordation of such certificates on the books of the Company in the name of the Depositary or its nominee, and (e) the due execution, registration of issuance and delivery of depositary receipts evidencing such Depositary Shares in accordance with the terms of such Depositary Agreement, such Depositary Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the depositary receipts evidencing such Depositary Shares will entitle the holders thereof to the rights specified in such Depositary Agreement.

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5. With respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Warrant Agreement, (c) if such Warrants will be evidenced by certificates, the due execution, registration of issuance and delivery of warrant certificates evidencing such Warrants pursuant to such Warrant Agreement, countersigned by the warrant agent pursuant to such Warrant Agreement, (d) the due authorization and reservation of the securities issuable upon conversion, exchange or exercise of such Warrants (within the limits of the then remaining authorized but unreserved and unissued amounts of such securities), and (e) in the case of Warrants issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable numbered paragraph hereof, such Warrant Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and warrant certificates evidencing such Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will entitle the holders thereof to the rights specified in such Warrant Agreement.

6. With respect to any Purchase Contracts, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Purchase Contract Agreement, (c) the due execution, attestation, issuance and delivery of such Purchase Contracts in the manner provided for in the applicable Purchase Contract Agreement, and (d) the completion of all actions in respect of the Securities constituting a component of such Purchase Contracts referred to in the applicable numbered paragraphs hereof, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to any Purchase Units, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Purchase Unit Agreement, (c) if the Purchase Units are to be evidenced by certificates, the due execution, registration of issuance and delivery of purchase unit certificates evidencing such Purchase Units pursuant to such Purchase Unit Agreement, and (d) the completion of all actions in respect of the Securities constituting a component of such Purchase Units referred to in the applicable numbered paragraphs hereof, such Purchase Unit Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and any purchase unit certificates evidencing such Purchase Units will entitle the holders thereof to the rights specified in such Purchase Unit Agreement.

8. With respect to any Subscription Rights, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Subscription Rights Agreement, (c) if such Subscription Rights will be evidenced by certificates, the due execution, registration of issuance and delivery of such subscription rights certificates pursuant to such Subscription Rights Agreement, and (d) the due authorization and reservation of the securities issuable upon exercise of such Subscription Rights (within the limits of the then

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remaining authorized but unreserved and unissued amounts of such securities), such Subscription Rights Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and any subscription rights certificates evidencing such Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will entitle the holders thereof to the rights specified in such Subscription Rights Agreement.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, voidable transaction, receivership, or other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company, and such consideration shall be legally sufficient; (c) each party to any Governing Document other than the Company shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company, and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (d) the Registration Statement will have become effective upon filing pursuant to Rule 462(e) under the Securities Act and will continue to be effective; (e) at the time of the issuance, execution, authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law or in the Certificate of Incorporation or in the Bylaws affecting the authorization, issuance, execution, authentication, acknowledgment, delivery, filing, validity or enforceability of such Securities or any related Governing Documents, neither the issuance and sale of such Securities nor the compliance by the Company with the terms of such Securities or the related Governing Documents will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company, and any other Securities issuable upon conversion, exercise or settlement of such Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such other Securities); (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the Corporate Proceedings related thereto; (g) the terms of the Securities will be established in conformity with the related Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under such Governing Documents; (h) none of the particular terms of the Securities or Governing Documents hereafter established will violate, or be void or

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voidable under, any applicable law; (i) no mutual mistake of fact or misunderstanding, fraud, duress or undue influence will occur and the conduct of the parties to or having rights under any instrument or agreement relevant hereto will comply with any requirements of good faith, fair dealing and conscionability; (j) each Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (k) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company; (l) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware; (m) the Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof; (n) in the case of any Securities represented by, or issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, all actions in respect of such other Securities referred to in the applicable numbered paragraph above shall have been completed; and (o) a prospectus supplement and any other offering material describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have also assumed, without investigation, the following: (a) the accuracy and truthfulness of all records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document, including electronic signatures, are genuine, (c) the legal capacity of the natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, and (e) that New York law will be chosen to govern each Indenture, each supplemental indenture thereto, each Depositary Agreement, Warrant Agreement, Purchase Contract Agreement, Purchase Unit Agreement and Subscription Rights Agreement and the Securities issued thereunder.

We express no opinion as to the enforceability or effect in any Governing Document of (i) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any provision restricting access to courts (including without limitation agreements to arbitrate disputes), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts, (ii) any provision waiving legal, statutory or equitable defenses or other procedural, judicial or substantive rights, (iii) any usury or fraudulent transfer or fraudulent conveyance or voidable transactions “savings” provision, (iv) any provision that authorizes one party to act as attorney-in-fact for another party, or (v) any provision for the payment of premiums upon mandatory prepayment to the extent any such payment constitutes, or is deemed to constitute, a penalty or forfeiture.

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Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

We express no opinion as to whether a court would award a judgment in a currency other than United States dollars or as to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency the proceeds or amount of a court judgment in another currency.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above. We render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents, and we do not undertake to advise you with respect to any change in laws or in the interpretation thereof, or of any change in facts, which may occur after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP